Exhibit 10.3
BRIGHTPOINT, INC.
AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN
(as adjusted for 3 for 2 stock splits in September and December 2005 and a 6 for 5 stock split in
May 2006 and as amended by vote of the shareholders on July 31, 2007, May 13, 2008 and May 5, 2009)
SECTION 1: PURPOSE.
     The purpose of the Brightpoint, Inc. 2004 Long-Term Incentive Plan is to enable Brightpoint, Inc. to offer to those of its employees and to the employees of its Subsidiaries and directors, consultants and other persons who are expected to contribute to the success of the Company and its Subsidiaries Awards under the Plan, thereby enhancing the Company’s ability to attract, retain and reward such key employees or other persons, and to increase the interest of those employees or other persons in the welfare of the Company and its Subsidiaries.
SECTION 2: DEFINITIONS.
     For purposes of the Plan, unless the context requires otherwise, the following terms shall be defined as set forth below:
     (a) “Award” means an award granted under the Plan in one of the forms provided in Section 3.
     (b) “Beneficiary” as applied to a participant in the Plan, means a person or entity (including a trust or the estate of the participant) designated in writing by the participant on such forms as the Committee may prescribe to receive benefits under the Plan in the event of the death of the participant; provided, however, that if, at the death of a participant, there shall not be any living person or entity in existence so designated, the term “beneficiary” shall mean the legal representative of the participant’s estate.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Cash Award” means an Award granted pursuant to Section 11.
     (e) “Cause” has the meaning ascribed thereto in Section 6(b)(ix).
     (f) “Change of Control” shall have the meanings set forth in Section 13A and Section 13B, as applicable.
     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
     (h) “Committee” means the Compensation and Human Resources Committee of the Board or any other committee of the Board which the Board may designate, consisting of two or more members of the Board each of whom shall meet the definition of an “independent director” under the listing rules of any securities exchange or national securities association on which the Stock is listed for trading and the requirements set forth in any other law, rule or regulation applicable to the Plan hereinafter enacted, provided, however, that (i) with respect to any Award that is intended to satisfy the requirements of Rule 16b-3, such Award shall be granted and administered by a committee of the Board consisting of at least such number of directors as are required from time to time by Rule 16b-3, and each such committee member shall meet such qualifications as are required by Rule 16b-3 and (ii) with respect to any Award that is intended to satisfy the requirements of Section 162(m) of the Code, such Award shall be granted and administered by a committee of the Board consisting of at least such number of directors as are required from time to time by Section 162(m) of the Code, and each such committee member shall meet such qualifications as are required by Section 162(m) of the Code.
     (i) “Company” means Brightpoint, Inc., a corporation organized under the laws of the State of Delaware or any successor entity.
     (j) “Covered Employee” shall mean any employee of the Corporation or any of its Subsidiaries who is deemed to be a “covered employee” within the meaning of Section 162(m) of the Code.
     (k) “Deferred Stock” means Stock to be received, under an Award made pursuant to Section 9, at the end of a specified deferral period.
     (l) “Disability” “Disability” of a participant in the Plan shall mean the permanent and total disability as defined by Section 22(e)(3) of the Code.
     (m) “Early Retirement” means retirement, with the approval of the Committee for purposes of one or more Award(s) hereunder, from active employment with the Company or any Parent or Subsidiary prior to age 65. (n) “Elective Deferral” has the meaning ascribed thereto in Section 19.
     (o) “Employee” means any common law employee of the Company, any Parent or any Subsidiary (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code), including any employee who is also a director and/or officer of such.
     (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect from time to time.
     (q) “Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the principal market for the Stock is a national securities exchange or the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), the closing sales price of the Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (ii) if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on NASDAQ, the arithmetic mean of the high and low prices on the trading day of the grant of the Stock as reported by NASDAQ or the National Quotation Bureau, Inc.; provided that if clauses (i) and (ii) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined in good faith by the Board or the Committee, as the case may be, which determination shall be conclusive as to the Fair Market Value of the Stock. In no event shall “Fair Market Value” be less than the par value of the Stock.
     (r) “Non-Qualified Stock Option” means any Stock Option that is not an incentive stock option within the meaning of Section 422 of the Code.

     (s) “Normal Retirement” means retirement from active employment with the Company or any Parent or Subsidiary on or after age 65.
     (t) “Other Stock-Based Award” means an award under Section 10 that is valued in whole or in part by reference to, or is otherwise based upon, Stock.
     (u) “Parent” means any present or future parent of the Company, as such term is defined in Section 424(e) of the Code, or any successor thereto.
     (v) “Performance Cycle” means the period of time established by the Committee within which the Performance Goals are required to be attained or satisfied.
     (w) “Performance Goals” means the performance goals established by the Committee with respect to the Company or any Subsidiary, in the Committee’s sole discretion in writing, based upon any one or any combination of the following business criteria or such other business criteria as the Committee shall determine: (i) return on equity, (ii) operating income, (iii) earnings and (iv) return on invested capital.
     (x) “Performance Unit” means a contingent right granted pursuant to Section 7 to receive an award, payable either in cash and/or in Stock, if the Performance Goals established by the Committee are attained.
     (y) “Plan” means this Brightpoint, Inc. 2004 Long-Term Incentive Plan, as hereinafter amended from time to time.
     (z) “Restricted Stock” means Stock, received under an award made pursuant to Section 8, that is subject to restrictions under said Section 8.
     (aa) “Restricted Stock Agreement” shall have the meaning set forth in Section 8(b)(iv).
     (bb) “Retirement” means Normal Retirement or Early Retirement.
     (cc) “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as in effect from time to time.
     (dd) “Section 13B Effective Date” means the date the Company’s shareholders approve the Amended and Restated 2004 Incentive Plan implementing Section 13B of the Plan.
     (ee) “Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.
     (ff) “Stock” means the common stock of the Company, par value $.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue or, in the event that the outstanding shares of such common stock are hereinafter converted into or exchanged for shares of a different stock or security of the Company or another corporation pursuant to the terms of this Plan, such other stock or security.
     (gg) “Stock Option” or “Option” means any option to purchase shares of Stock which is granted pursuant to the Plan.
     (hh) “Stock Option Agreement” has the meaning set forth in Section 6(b)(xi).
     (ii) “Subsidiary” means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code, or any successor thereto.

     (jj) “Termination of Service” occurs when a participant of the Plan who is an Employee shall cease to serve as an Employee for any reason; or, when a participant in the Plan who is a non-employee director shall cease to serve as a director of the Company, any Parent and any Subsidiary for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a participant in the Plan changes his or her status as an Employee or non-employee director so long as after such change in status, the participant is either an employee or non-employee director.
     SECTION 3: ADMINISTRATION; TYPES OF AWARDS; DELEGATION OF AUTHORITY BY THE COMMITTEE.
     The Plan shall be administered by the Committee.
     The Committee shall have the authority to grant, pursuant to the terms of the Plan, to officers and other key employees or other persons eligible under Section 5 the following type of Awards: (a) Stock Options, in accordance with Section 6, (b) Performance Units in accordance with Section 7, (c) Restricted Stock, in accordance with Section 8, (d) Deferred Stock, in accordance with Section 9, (e) Other Stock-Based Awards, in accordance with Section 10 and/or (f) Cash Awards in accordance with Section 11.
     For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):
          (i) to select the officers, other employees of the Company or any Parent or Subsidiary and other persons to whom Awards may be from time to time granted hereunder:
          (ii) to determine the Non-Qualified Stock Options, Performance Units, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards and/or Cash Awards, or any combination thereof, if any, to be granted hereunder to one or more eligible Employees and other persons to whom Awards may be from time to time granted hereunder;
          (iii) to determine the number of shares of Stock and/or the amount of any cash to be covered by each Award granted hereunder;
          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting, acceleration or forfeiture provisions);
          (v) to determine the terms and conditions under which Awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Parent or Subsidiary outside of this Plan;
          (vi) to determine the extent and circumstances under which Stock and other amounts payable with respect to an Award hereunder shall be deferred; and
          (vii) to substitute (A) new Stock Options for previously granted Stock Options, including previously granted Stock Options having less favorable terms, provided, however, that without stockholder approval, no such substitution shall result in the reduction of the exercise price of a previously granted Stock Option, and (B) new awards of any other type for previously granted awards of the same type, including previously granted awards which contain less favorable terms, provided that the exercise price of any new Stock-based Award may not be reduced without stockholder approval.
     Subject to Section 14 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and otherwise to supervise the administration of the Plan.
     Subject to the express provisions of the Plan, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Parent and Subsidiaries and the Plan participants.
     Subject to the provisions of the Plan and notwithstanding anything to the contrary above, the Committee may, in its sole discretion, from time to time delegate to the Chief Executive Officer of the Company (the “CEO”) the authority, subject to such terms as the Committee shall determine, to determine and designate from time to time the eligible persons to whom Awards may be granted and to perform other specified functions under the Plan; provided, however, that the CEO may not grant any Award to, or perform any function related to an Award to, himself or any individual (i) then subject to Section 16 of the Exchange Act or (ii) who is or, in the determination of the Board or the Committee, may become a Covered Employee, and any such grant or function relating to such individuals shall be performed solely by the Committee to ensure compliance with the applicable requirements of the Exchange Act and the Code or (iii) where the grant or performance of such function by the CEO will cause the Plan not to comply with any applicable regulation of any securities exchange or automated quotation system where the Stock is listed for trading.
     Any such delegation of authority by the Committee shall be by a resolution adopted by the Committee and shall specify all of the terms and conditions of the delegation. The resolution of the Committee granting such authority may authorize the CEO to grant Awards pursuant to the Plan and may set forth the types of Awards that may be granted; provided, however, that the resolution shall (i) specify the maximum number of shares of Stock that may be awarded to any individual Plan participant and to all participants during a specified period of time, (ii) specify the maximum amount of any Cash Award and any conditions, limitations, or restrictions to be imposed on Cash Awards, and (iii) specify the exercise price (or the method for determining the exercise price) of an Award, the vesting schedule, and any other terms, conditions, or restrictions that may be imposed by the Committee in its sole discretion. The resolution of the Committee shall also require the CEO to provide the Committee, on at least a quarterly basis, a report that identifies the Awards granted and, with respect to each Award: the name of the participant, the date of grant of the Award, the number of shares of Stock subject to discretion as set forth in the resolutions of the Committee granting such authority.
     The Committee may also delegate to other officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan that are not inconsistent with Rule 16b-3 or other rules or regulations applicable to the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

SECTION 4: STOCK SUBJECT TO PLAN.
     The total number of shares of Stock reserved and available for distribution under the Plan shall be 13,223,953 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.
     If any shares of Stock that have been optioned cease to be subject to a Stock Option for any reason, or if any shares of Stock that are subject to any Restricted Stock Award, Deferred Stock Award, Performance Unit or Other Stock-Based Award are forfeited or any such Award otherwise terminates without the issuance of such shares, such shares shall again be available for distribution under the Plan.
SECTION 5: ELIGIBILITY.
     Officers and other key employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an Award under the Plan employed by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary, are eligible to be granted Awards under the Plan. In addition, Awards may be granted under the Plan to any person, including, but not limited to, directors independent agents, consultants and attorneys who the Committee believes has contributed or will contribute to the success of the Company. Eligibility under the Plan shall be determined by the Committee.
SECTION 6: STOCK OPTIONS.
     (a) Grant and Exercise. Stock Options granted under the Plan shall be Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms as the Committee may, from time to time approve. The Committee shall have the authority to grant to any optionee Non-Qualified Stock Options, and they may be granted alone or in addition to other Awards granted under the Plan. The grant of an Option shall be deemed to have occurred on the date on which the Committee by resolution, designates an individual as a grantee thereof, and determines the number of shares of Stock subject to, and the terms and conditions of, said Option.
     (b) Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:
          (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, on the date of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.
          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee.
          (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part.
          (iv) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Stock Option Agreement, in whole shares of Stock which are already owned by the holder of the Option or, unless otherwise provided in the Stock Option Agreement, partly in cash and partly in such Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock (which shall be valued at the Fair Market Value of a share of Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. In addition, payment may be made by delivery by the holder to the Company of an executed irrevocable option exercise form together with irrevocable instructions from the holder to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Stock purchased upon exercise of the Option with or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of the sale and/or loan proceeds necessary to pay such purchase price, and/or in any other form of valid consideration that is acceptable to the Committee in its sole discretion. Except as otherwise expressly provided in the Plan or the Stock Option Agreement or unless waived by the Committee at or after the time of grant, no Option granted to an Employee may be exercised at any time unless the holder thereof is then an Employee. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until the optionee has given written notice of exercise, has paid in full for those shares of Stock and, if requested by the Committee has given the representation described in Section 20(a) below.
          (v) Transferability; Exercisability. Unless otherwise set forth in the Stock Option Agreement (or unless waived by the Committee at or after the time of grant), no Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the optionee’s lifetime, only by the optionee or his or her guardian or legal representative.
          (vi) Termination by Reason of Death. If an optionee’s Termination of Service occurs by reason of death, any Stock Option held by such optionee may thereafter be exercised by the executor or administrator of the estate of the optionee or the optionee’s legal representative, to the extent it was exercisable at the time of the optionee’s Termination of Service or on such accelerated basis as the Committee may determine at or after the time of grant. Such Option may be exercised for a period of time as set forth in the Stock Option Agreement or as the Committee may determine at or after the date of grant (in either case, not to exceed one year from Termination of Service) or as until the expiration of the stated term of such Stock Option, whichever period is the shorter.
          (vii) Termination by Reason of Disability. If an optionee’s Termination of Service occurs by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee or his legal representative, to the extent it was exercisable at the time of the optionee’s Termination of Service or on such accelerated basis as the Committee may determine at or after the time of grant. Such Option may be exercised for a period of time as set forth in the Stock Option Agreement or as the Committee may determine at or after the time of grant (in either case, not to exceed one year from Termination of Service) or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such specified period any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of time from the date of death (not to exceed one year) as determined by the Committee or until the expiration of the stated term of such Stock Option, whichever period is the shorter.
          (viii) Termination by Reason of Retirement. If an optionee’s Termination of Service occurs by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of Termination of Service or on such accelerated basis as the Committee may determine at or after the time of grant, for a period of time set forth in the Stock Option Agreement or such other period as the Committee may specify at or after the time of grant (in either case, not to exceed one year from the Termination of Service) or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such specified period any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of (not to exceed one year) from the date of death as determined by the Committee or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an optionee’s Termination of Service occurs by reason of Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the Committee so approves at the time of Early Retirement, any Stock Option held by the optionee may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement.
          (ix) Other Termination. Subject to the provisions of Section 20(g) below and unless otherwise determined by the Committee at or after the time of grant or otherwise set forth in the Stock Option Agreement, if a holder’s Termination of Service occurs for any reason other than death, Disability or Retirement or the voluntary resignation of the holder, the Stock Option shall thereupon automatically terminate, except that (a) if the Termination of Service occurs as a result of the holder’s voluntary resignation, such Stock Option may be exercised to the extent it was exercisable at the time of Termination of Service for a period of thirty (30) days or the expiration of the stated term of the Stock Option, whichever is shorter, and (b) if the optionee is involuntarily terminated by the Company or a Subsidiary or Parent without Cause (as hereinafter defined), such Stock Option may be exercised to the extent it was exercisable at the date of Termination of Service for six months (or such other period set forth in the Stock Option Agreement which period shall not exceed one year from the date of such Termination of Service) or until the expiration of the stated term of such Stock Option, whichever period is the shorter. For purposes of the Plan, “Cause” shall mean (A) the conviction of the optionee of a felony under Federal law or the law of the state in which such action occurred, (B) dishonesty by the optionee in the course of fulfilling his or her employment duties, or (C) the willful and deliberate failure on the part of the optionee to perform his or her employment duties in any material respect. Notwithstanding the foregoing, if the optionee has an employment agreement with the Company or a Subsidiary or Parent, the definition of “Cause” shall have the meaning ascribed in such employment agreement.
          (x) Alternative Settlement of Option. Upon the receipt of written notice of exercise, the Committee, may elect to settle all or part of any Stock Option by paying to the optionee an amount, in cash and/or Stock (valued at Fair Market Value on the date of exercise), equal to the product of the excess of the Fair Market Value of one share of Stock on the date of exercise over the Option exercise price, multiplied by the number of shares of Stock with respect to which the optionee proposes to exercise the Option. Any such settlements which relate to Options which are held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with any existing provisions of Rule 16b-3, to the extent applicable.
          (xi) Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.
SECTION 7: PERFORMANCE UNITS.
     Awards granted as Performance Units shall be subject to the following provisions:
     (a) The Performance Cycle for the attainment of the Performance Goals shall be determined by the Committee. The Committee may establish more than one cycle for any particular Performance Unit.
     (b) The Committee shall establish a dollar value for each Performance Unit, the Performance Goals to be attained in respect of the Performance Unit, the various percentages of the Performance Unit value to be paid out upon the attainment, in whole or in part, of the Performance Goals and such other Performance Unit terms, conditions and restrictions as the Committee deems appropriate. Any Performance Goal may be modified by the Committee during the course of a Performance Cycle to take into account changes in conditions that occur. Notwithstanding the foregoing, in the case of a Performance Unit granted to a Covered Employee, no business criteria other than those enumerated in Section 2(w) may be used in establishing the Performance Goals for such Performance Unit, and no such Performance Goals may be modified by the Committee during the course of a Performance Cycle except in accordance with Section 162(m) of the Code. As soon as practicable after the termination of the Performance Cycle, the Committee shall determine what, if any, payment is due on the Performance Unit in accordance with the terms thereof.
     (c) In the event of a participant’s Termination of Service prior to the expiration of the Performance Cycle established for any Performance Unit he or she may have been awarded, the Committee may, in its sole discretion provide for a full or partial credit and determine what percentage, if any, of the Performance Unit is to be paid out. However, no unpaid portion of a Performance Unit otherwise payable shall be paid to a Plan participant whose Termination of Service is for Cause. Notwithstanding the foregoing, in the case of Performance Units granted to Covered Employees, this paragraph 7.5(c) shall not be given effect if, as a result thereof, such Performance Units shall lose the protection afforded by Section 162(m) of the Code.
     (d) Payment of Performance Units shall be made, at the sole discretion of the Committee, either in cash in the amount of the dollar value of the Performance Units awarded and/or in Stock having a Fair Market Value at the time such award is paid equal to the excess of such dollar amount over the amount of such cash.
     (e) Except as otherwise set forth in the Plan, Performance Units are not transferable other than by will or by the laws of descent and distribution and during a participant’s lifetime payments in respect thereof shall be made only to the participant.

SECTION 8: RESTRICTED STOCK.
     (a) Grant and Exercise. Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the “Restriction Period”), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards of Restricted Stock. Conditions of vesting that the Committee may impose may include, among others, (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specific indices, (iv) attainment of specified growth rates, or any other conditions as determined by the Committee. The Committee may remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable law or other changes in circumstances arising after the date of the Award, such action is appropriate.
     (b) Terms and Conditions. Each Restricted Stock Award shall also be subject to the following terms and conditions:
          (i) Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights related thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Restricted Stock Agreement. Such certificates shall bear a legend restricting sale or other disposition in accordance with the Plan and the applicable Restricted Stock Agreement.
          (ii) Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable. The holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) other than regular cash dividends and other cash equivalent distributions as the Board may designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (B) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (C) a breach of any of the restrictions, terms or conditions contained in the Plan or the Restricted Stock agreement referred to in Section 8(b)(iv) below, or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

          (iii) Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Restricted Stock Agreement, (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested and (C) the Company will return to the holder the certificates representing the Restricted Stock and any Retained Distributions. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.
          (iv) Each Restricted Stock Award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant. The agreement shall require that each participant irrevocably grant to the Company the power of attorney to transfer any shares of Restricted Stock forfeited to the Company and agrees to execute any document required by the Company in connection with such forfeiture and transfer.
SECTION 9: DEFERRED STOCK.
     (a) Grant and Exercise. Deferred Stock may be awarded either alone or in addition to or in tandem with other Awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and all the other terms and conditions of the Awards.
     (b) Terms and Conditions. Each Deferred Stock Award shall be subject to the following terms and conditions:
          (i) Subject to the provisions of this Plan and the Deferred Stock Agreement referred to in Section 9(b)(vii) below, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 9(b)(vi) below, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock Award.
          (ii) As determined by the Committee at the time of award, amounts equal to any dividends declared during the Deferral Period (or the Additional Deferral Period referred to in Section 9(b)(vi) below, where applicable) with respect to the number of shares covered by a Deferred Stock Award may be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock.
          (iii) Subject to the provisions of the Deferred Stock Agreement referred to in Section 9(b)(vii) below and this Section 9 and Section 20(g) below, upon termination of a participant’s employment with the Company or any Parent or Subsidiary for any reason during the Deferral Period (or the Additional Deferral Period referred to in Section 9(b)(vi) below, where applicable) for a given award, the Deferred Stock in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant.

          (iv) The Committee may, after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of a Deferred Stock award.
          (v) In the event of hardship or other special circumstances of a participant whose employment with the Company or any Parent or Subsidiary is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder or pursuant to the Deferred Stock Agreement referred to in Section 9(b)(vii) below with respect to any or all of the participant’s Deferred Stock.
          (vi) Subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder (“Code Section 409A”) and the Committee’s adoption of procedures, a participant may defer the receipt of an Award (or an installment of an Award) for an additional specified period or until a specified event as permitted under Code Section 409(A) (the “Additional Deferral Period”).
          (vii) Each Deferred Stock Award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.
SECTION 10: OTHER STOCK-BASED AWARDS.
     (a) Grant and Exercise. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with Stock Options, Performance Units, Restricted Stock, Deferred Stock and/or Cash Awards.
     The Committee shall determine the eligible persons to whom, and the time or times at which, such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. The Committee may also provide for the grant of Stock under such awards upon the completion of a specified performance period.
     (b) Terms and Conditions. Each Other Stock-Based Award shall be subject to the following terms and conditions:
          (i) Shares of Stock subject to an Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or period of deferral lapses.
          (ii) The recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Committee at the time of the award. The Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock.
          (iii) Any Other Stock-Based Award and any Stock covered by any Other Stock-Based Award shall vest or be forfeited to the extent so provided in the award agreement referred to in Section 10(b)(v) below, as determined by the Committee.
          (iv) In the event of the participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based award.
          (v) Each Other Stock-Based Award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and by the participant.

SECTION 11: CASH AWARDS.
     (a) Grant of Cash Awards. The Committee may, in its sole discretion, grant Cash Awards in accordance with the terms and conditions set forth in the Plan and in an agreement executed by the Company and the participant (“Cash Award Agreement”). Each Cash Award Agreement shall set forth (i) the amount of the Cash Award, (ii) the time or times within which such Award may be subject to forfeiture, if any, (iii) specified performance goals, or other criteria, if any, as the Committee may determine must be met in order to remove any restrictions (including vesting) on such Award, and (iv) any other terms, limitations, restrictions, and conditions of the Award that are consistent with this Plan.
     The Cash Award Agreement shall also set forth the vesting period for the Cash Award, if any, which shall commence on the date of grant of the Cash Award and, unless otherwise established by the Committee in the Cash Award Agreement, shall expire upon satisfaction of the conditions set forth in the Cash Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable measurements of Company performance, as may be determined by the Committee in its sole discretion.
     (b) Termination of Service. Subject to the provisions of the particular Cash Award Agreement, and unless otherwise permitted by the Committee, in its sole discretion, upon termination of the participant’s service to the Company or its Parent and Subsidiaries for any reason during a vesting period (if any), the nonvested portion of a Cash Award shall be forfeited by the participant. Upon any forfeiture, all rights of a Participant with respect to the forfeited Cash Award shall cease and terminate, without any further obligation on the part of the Company.
     (c) Form of Payment. In the sole discretion of the Committee, the Company may satisfy its obligation under a Cash Award by the distribution of that number of shares of Common Stock or Restricted Stock, or any combination thereof, having an aggregate Fair Market Value (as of the date of payment) equal to the amount of cash otherwise payable to the participant, and/or by the distribution of Stock Options having an aggregate Fair Market Value equal to the amount of cash otherwise payable to the participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash. If required by Rule 16b-3 at the time of distribution, any shares of Common Stock distributed to a participant must be held by such participant for at least six (6) months from the date of distribution.
SECTION 12: PERFORMANCE-BASED AWARDS
     (a) In General. All Stock Options and certain Restricted Stock Awards, Deferred Stock Awards, Performance Units, Other Stock-Based Awards or Cash Awards granted under the Plan, are intended to (i) qualify as Performance-Based Awards (as defined in the next sentence) or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Certain Awards granted under the Plan may be granted in a manner such that Awards qualify as “performance-based compensation” (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). Awards may only qualify as Performance-

Based Awards if at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the regulations thereunder).
     (b) Stock Options. Stock Options granted under the Plan with an exercise price at or above the Fair Market Value of Common Stock on the date of grant should qualify as Performance-Based Awards.
     (c) Other Performance-Based Awards. Restricted Stock Awards, Deferred Stock Awards, Performance Units, Other Stock-Based Awards and Cash Awards granted under the Plan should qualify as Performance-Based Awards if, as determined by the Committee, in its discretion, either the granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in Section 12(d) below. With respect to such Awards intended to qualify as Performance-Based Awards:
     (1) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);
     (2) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and
     (3) after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.
     (d) Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: income from continuing operations; attainment of strategic and operational objectives; return on invested capital; net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; return on net assets; gross margin return on investment; gross margin dollars or percent; inventory turnover; employee turnover; sales, general and administrative expense; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.

SECTION 13A: CHANGE OF CONTROL PROVISIONS PRIOR TO THE EFFECTIVE DATE.
     (a) With respect to Awards made prior to the Section 13B Effective Date, a “Change of Control” shall be deemed to have occurred on the tenth day after:
     (i) any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 20% of the then outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors of the Company; or
     (ii) the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company’s capital stock; or
     (iii) the stockholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a “Change of Control” shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company, any trustee of or fiduciary with respect to any such plan when acting in such capacity, or by a person who is an officer or director of the Company on the effective date of the Plan, or by any group comprised solely of such persons and/or entities.
     (b) Notwithstanding Section 13A(a) or any other provisions of this Plan, for purposes of restricted stock units granted as Other Stock Based Awards under the Plan prior to the Section 13B Effective Date, a “Change of Control” shall only be deemed to have occurred on the tenth day after:
     (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi). If a person or group is considered to possess 30% or more of the total voting power of the stock of the Company, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “Change of Control” of the Company;
     (ii) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, as determined in accordance with Treas. Reg. §1.409A-

3(i)(5)(v). If a person or group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “Change of Control” of the Company; or
     (iii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii). A transfer of assets shall not be treated as a “Change of Control” when such transfer is made to an entity that is controlled by the shareholders of the Company, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii)(B).
     (c) In the event of a “Change of Control” as defined in Section 13A(a) or 13A(b), as applicable, awards granted under the Plan prior to the Section 13B Effective Date will be subject to the following provisions, unless the provisions of this Section 13A are suspended or terminated by an affirmative vote of a majority of the Board prior to the occurrence of such a “Change of Control”:
     (i) all outstanding Stock Options which have been outstanding for at least six months shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Stock Option shall remain exercisable in full thereafter until it expires pursuant to its terms; and
     (ii) all restrictions and deferral limitations contained in Restricted Stock Awards, Deferred Stock Awards, Performance Units and Other Stock Based Awards granted under the Plan shall lapse.
SECTION 13B: CHANGE OF CONTROL PROVISIONS ON AND AFTER THE SECTION 13B EFFECTIVE DATE.
     (a) With respect to Awards made on and after the Section 13B Effective Date, “Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:
     (i) Any Person becomes a Beneficial Owner of shares of one or more classes of stock of the Company representing twenty percent (20%) or more of the total voting power of the Company’s then outstanding voting stock; or
     (ii) The Company and any Person consummate a merger, consolidation, reorganization, or other business combination; or
     (iii) The Board adopts resolutions authorizing the liquidation or dissolution, or sale to any Person of all or substantially all of the assets, of the Company.

     (b) Notwithstanding the provisions of Section 13B(a) (i), (ii), and (iii) hereof, a Change of Control shall not occur if:
     (i) The Company’s voting stock outstanding immediately before the consummation of the transaction will represent no less than forty-five percent (45%) of the combined voting power entitled to vote for the election of directors of the surviving parent corporation immediately following the consummation of the transaction; and
     (ii) Members of the Incumbent Board will constitute at least one-half of the board of directors of the surviving parent corporation; and
     (iii) The Chief Executive Officer of the Company will be the chief executive officer or co-chief executive officer of the surviving parent corporation; and
     (iv) The headquarters of the surviving parent corporation will be located in Indianapolis, Indiana.
     For the purposes of this Section 13B, “Person” means any corporation, partnership, firm, joint venture, association, individual, trust, or other entity, but does not include the Company or any of its wholly-owned or majority-owned subsidiaries, employee benefit plans, or related trusts; “Incumbent Board” means those persons who either (A) have been members of the Board of Directors of the Company since January 1, 2009, or (B) are new Directors whose election by the Board of Directors or nomination for election by the shareholders of the Company was approved by a vote of at least three-fourths of the members of the Incumbent Board then in office who either were Directors described in clause (A) hereof or whose election or nomination for election was previously so approved, but shall not include any Director elected as a result of an actual or threatened solicitation of proxies by any Person; “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as amended from time to time, or any successor rule.
     (c) Unless otherwise specified in a participant’s award agreement or employment agreement, no outstanding Awards that have been granted after the Section 13B Effective Date of this amended and restated Plan shall vest or become immediately payable or exercisable merely upon the occurrence of a Change of Control. However, if within twelve (12) months following the occurrence of a Change of Control, a Plan participant is involuntarily terminated without “Cause” or is deemed to have separated from service as the result of a “Good Reason”, then all outstanding Options shall become immediately exercisable, and any restriction periods and other restrictions imposed on then-outstanding Awards shall lapse and will be paid at their targeted award level. Notwithstanding the foregoing, such Awards shall not become payable until their regularly scheduled time as specified under the terms and conditions of the applicable award agreement, except that, to the extent an Award is exempt from Section 409A of the Code under the “short-term deferral rule,” payment shall not be later than 2-1/2 months after the year in which it is no longer subject to a substantial risk of forfeiture. Both “Cause” and “Good Reason” shall be as defined in the applicable award agreement.
SECTION 14: AMENDMENTS AND TERMINATION.
     The Board or Committee may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however,

that no such amendment shall be effective unless and until it has been duly approved by the holders of the outstanding shares of Stock if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 of the Exchange Act, as in effect from time to time, or with the requirements of any other applicable law, rule or regulation. The Committee may amend the terms of any Stock Option or other award theretofore granted under the Plan; provided, however, that subject to Section 3 above, no such amendment may be made by the Committee which in any material respect impairs the rights of the optionee or participant without the optionee’s or participant’s consent, except for such amendments which are made to cause the Plan to qualify for the exemption provided by Rule 16b-3. No amendment to the terms of any Stock Option shall result in (i) a reduction of the exercise price of any Stock Option, (ii) the cancellation of Stock Options that are not “in the money” or (iii) a re-grant or exchange of Stock Options for new Stock Options or Other Awards. Any amendment to the terms of a Stock Option the purpose or result of which is the cash buyout of Stock Options that are not “in the money” is prohibited.
SECTION 15: UNFUNDED STATUS OF PLAN.
     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.
SECTION 16: SECTION 409A OF THE CODE.
     (a) Awards under the Plan are intended either to be exempt from the rules of Code Section 409A or to satisfy those rules and shall be construed accordingly. If intended to satisfy the applicable requirements of Code Section 409A, an Award and the Plan, as applicable, shall be performed and interpreted consistent with such intent. If the Committee determines in good faith that any provision of this Plan does not satisfy such requirements or could cause any person to recognize additional taxes, penalties or interest under Code Section 409A, the Committee is empowered to modify, to the extent practicable, the original intent of the applicable provision without violation of Code Section 409A. In addition, notwithstanding any provision contained herein to the contrary, the Committee shall have broad authority to amend or to modify the Plan, without advance notice to or consent by any person, to the extent necessary or desirable to ensure compliance with Code Section 409A. However, the Company shall not be liable to any participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Code Section 409A or other provision of the Internal Revenue Code of 1986, as amended.
     (b) If any provision of the Plan or an Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the Plan or Award shall be deemed automatically modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A and the Committee, in its reasonable discretion, may take such actions as it determines to avoid contravention of Code Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to

Code Section 409A to the extent such discretionary authority will contravene Code Section 409A or the regulations or guidance promulgated thereunder.
     (c) Notwithstanding any provisions of this Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Code Section 409A.
     (d) Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the first date that is at least six months after the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A. To the extent required to comply with Code Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any payment or distribution upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and accordingly, a reference to termination of employment, Termination of Service or like terms shall mean a “separation from service” as the context may require.
     (e) In the case of an Award providing for the payment of deferred compensation subject to Code Section 409A, any payment of such deferred compensation by reason of a “change of control” shall be made only if the “change of control” is (1) one described in Section 13A or 13B, as the case may be, and (2) one described in Code Section 409A, and shall be paid consistent with the requirements of Code Section 409A. If any deferred compensation that would otherwise be payable by reason of a “change of control” cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Code Section 409A, as determined by the Committee.
SECTION 17: LIMIT ON AWARDS TO ANY INDIVIDUAL.
     Notwithstanding any provision contained herein but subject to the following sentence, no participant may be granted under the Plan, during any year, Options or any other Awards relating to more than 2,025,000 shares of Common Stock in the aggregate, subject to adjustment in accordance with Section 18. With respect to an Award that may be settled in cash, no participant may be paid in respect of any fiscal year an amount that exceeds the greater of the Fair Market Value of the number of shares of Common Stock set forth in the preceding sentence at the date of grant or at the date of settlement of the Award, provided that this limitation is separate from and not affected by the number of Awards granted during such fiscal year subject to the limitation in the preceding sentence.
SECTION 18: ADJUSTMENTS.
     In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of shares that may be delivered or deliverable in respect of outstanding Awards, (iii) the number of shares with respect to which Awards may be granted to a given participant and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, and, with respect to Awards granted to Covered Employees, no such adjustment shall be authorized to the extent that such adjustment would cause such Award to lose the benefits of Section 162(m) of the Code and that the number of shares of Stock subject to any award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount which is payable to the optionee upon the exercise by the Committee of the alternative settlement right which is set forth in Section 6(b)(x) above.
SECTION 19: ELECTIVE DEFERRAL.
     Subject to the requirements of Code Section 409A and the Committee’s adoption of procedures, a participant may defer the receipt of any of the cash or Stock to be received by the participant under the terms of an Award (“Elective Deferral”).
     An Elective Deferral shall be irrevocable, except that the Committee, in its sole discretion, may allow a participant to change or revoke such Elective Deferral in accordance with the requirements of Code Section 409A.
     The Company shall establish an account for each participant who makes an Elective Deferral reflecting Elective Deferrals made for such participant’s benefit together with any additions to reflect any dividends paid upon any shares of Stock that have been deferred pursuant to an Elective Deferral. The Company shall establish sub-accounts for each participant who has more than one Elective Deferral in effect under the Plan and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last business day of each December 31 of each year, the Company shall provide the participant with a statement of his or her account reflecting the number of deferred shares or other deferred compensation under the Plan, and any dividends on such shares credited thereto and distributions from such account since the prior statement.
     A participant who makes an Elective Deferral shall be immediately vested in, and shall have a nonforfeitable right to, all deferred shares and other deferred compensation and all dividends, if any, on any deferred shares credited to his or her account, except as otherwise provided by the Committee. In the event of the Company’s insolvency, the participant shall have the same rights as a general creditor of the Company with respect to his or her account balance.
     A participant who makes an Elective Deferral shall designate (on the election form used to make Elective Deferrals under the Plan and as may be provided by the Committee) the date(s) or events as permitted under Code Section 409A upon which the deferred shares and other deferred compensation and any dividends credited to his or her account will be distributed to him or her, or his or her designated beneficiary (in the event of death before full distribution), or estate if no such beneficiary, or legal representative in the event of incompetence before full distribution. The number of shares of Stock, if any, which are attributable to dividends and credited to his or her account shall be based on the per share Fair Market Value on the date of such dividend. Distributions shall be made in cash and/or Stock in the proportions deferred.

     Deferred shares and shares attributable to dividends on any Deferred Shares shall be subject to adjustment as set forth in Section 18 of the Plan.
     Each such election regarding the date(s) for payments shall be irrevocable, except that the Committee, in its sole discretion, may allow the participant to change or revoke such election.
SECTION 20: GENERAL PROVISIONS.
     (a) The Committee may require each person acquiring shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment without a view to distribution thereof.
     All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (b) Nothing contained in the Plan shall prevent the Board or, where authorized by the Board, the Committee, as the case may be, from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.
     (c) NOTHING CONTAINED IN THE PLAN OR IN ANY AWARD HEREUNDER SHALL BE DEEMED TO CONFER UPON ANY EMPLOYEE OF THE COMPANY OR ANY PARENT OR SUBSIDIARY ANY RIGHT TO CONTINUED EMPLOYMENT WITH THE COMPANY OR ANY PARENT OR SUBSIDIARY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY SUBSIDIARY TO TERMINATE THE EMPLOYMENT OF ANY OF ITS EMPLOYEES AT ANY TIME.
     (d) Not later than the date as of which an amount first becomes includable in the gross income of the participant for Federal, state or local income tax purposes with respect to any Option or other Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee, as the case may be, regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the participant’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant from the Company, its Parent or any Subsidiary.
     (e) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Indiana (without regard to choice of law provisions).
     (f) Any Stock Option granted or other Award made under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the

Company or any Parent or Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to Awards under this Plan).
     (g) Subject to the requirements of Code Section 409A if applicable, a leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option granted or awards made under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company, its Parent or any Subsidiary.
     (h) Except as otherwise expressly provided in the Plan or in any Stock Option Agreement, Restricted Stock agreement, Deferred Stock Agreement, Performance Unit Agreement, Cash Award Agreement or any Other Stock-Based Award agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be subject to the debts, contracts or liabilities of the person entitled to such benefit.
     (i) The obligations of the Company with respect to all Stock Options and Awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.
     (j) If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.
     (k) The Committee may terminate any Stock Option or other Award made under the Plan if a written agreement relating thereto is not executed and returned to the Company within 30 days after such agreement has been delivered to the optionee or participant for his or her execution.
SECTION 21: EFFECTIVE DATE OF PLAN.
     The Plan shall be effective as of the first business day following approval of the Plan by the Company’s stockholders.
SECTION 22: TERM OF PLAN.
     No Stock Option, Restricted Stock Award, Deferred Stock Award, Performance Unit or Other Stock-Based Award or Cash Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but Awards granted prior to such tenth anniversary may extend beyond that date.